EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (the "Agreement") entered into as of this first day of October, 1998, by and between Greater Atlantic Mortgage Corporation ("GAMC") and
T. Mark Stamm (the "Employee").

         WHEREAS, it is the desire of GAMC and its Employee to have an agreement establishing responsibilities and compensation, including severance compensation, for voluntary or involuntary termination of service by said Employee.

         WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of GAMC and the Employee.

         NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

         1. Employment. The Employee is employed in the capacity of Chief Executive Officer with the title of President of GAMC and reports directly to the Chairman of the Board of GAMC. The Employee shall render such administrative and management services to GAMC as are customarily performed by persons situated in a similar executive capacity who direct a mortgage banking firm. The Employee's other duties shall be such as the Chairman of the Board of GAMC may from time to time reasonably direct. In performance all of duties, the Employee is expected to conform to the Mortgage Bankers Associations Canons of Ethics and Standards of Practice as from time to time amended.

         2.       Compensation.

The Employee shall receive compensation that will be paid out as follows:

         A. The Employee's base salary will be, $108,000 per annum, payable in semi- monthly installments.

         B.   Production Bonus:

              (1) The Employee will receive a Production Bonus equal to 2.0 basis points on each loan that is closed during a month.

              (2)  The Production  Bonus will be paid monthly after  preparation
                   and  issuance  of  monthly   financial   statements   by  the
                   Accounting Department.

         C.   Net Income Bonus:

              (1) The Employee will receive a Net Income Bonus equal to 30% of GAMC's adjusted Pre Tax Net Income (as hereinafter defined in this Agreement and in Exhibits A through D to this Agreement).

              (2) An amount equal to eighty percent (80%) of the Net Income Bonus will be paid in quarterly installments within 15 days after preparation and issuance of quarterly financial statements prepared by the Accounting Department.

              (3) An amount equal to 20% of the quarterly Net Income Bonus (the "Holdback") will be retained by GAMC and be paid and to the Employee upon completion of the annual audit by the independent accountants. If the annual year-end audit for GAMC is not completed by November 15th following the fiscal year end, and the reason(s) for delay are not envisioned by the Chairman of GAMC to significantly impact GAMC's income statement for the year as initially prepared by the
                   Accounting Department, fifty percent (50%) of the Holdback will be paid to the President within two working days. The remaining fifty percent (50%) of the Holdback will be paid upon completion of the annual audit. The Holdback will earn interest at Greater Atlantic Bank's Premier Money Fund Rate.

              (4) Should there be a loss in any quarterly calculation period, that loss will be carried back first to eliminate any monies due from the Holdback, including any earned interest, and then carried forward to future quarterly calculation periods. Such carryforward will, if necessary, extend over a fiscal accounting year.

         D.   Stock Options:

                   Within 45 days of the effective date of this agreement, the employee will be awarded options (the "Stock Options") to purchase 37,500 shares of the stock of Greater Atlantic Financial Corporation (the "Corporation") at an exercise price equal to the book value of the Corporation on a per share basis at September 30, 1998. The Stock Options will be issued in accordance with the existing Stock Option Plan of the Corporation and in a form consistent with the options that have been issued.

                   If the net earnings of GAMC for the fiscal year ending September 30, 1999 is equal to or greater than $1,625,000, on November 15, 1999, the Employee will be awarded options to purchase 15,000 shares of the Corporation's stock. The exercise price for the options issued will be the Market Price of the Corporation's Stock on the date of issue if the Corporation is a publicly traded company. If the Corporation is not publicly traded than the exercise price will be the book value per share of the Corporation on September 30, 1999.

                   If the net earnings of GAMC for the fiscal year ending September 30, 2000 is equal to or greater than $1,625,000, on November 15, 2000, the Employee will be awarded options to purchase 15,000 shares of the Corporation's stock. The exercise price for the options issued will be the Market Price of the Corporation's Stock on the date of issue if the Corporation is a publicly traded company. If the Corporation is not publicly traded than the exercise price will be the book value per share of the Corporation on September 30, 2000.

                   All Stock Options granted to Employee shall vest immediately on the date of grant and shall be evidenced by a Stock Option Agreement, substantially in the form attached hereto as Exhibit E, except that such Stock Option Agreement shall specifically provide that Employee may exercise Stock Options following termination of employment or service for a period of 5 years; provided, however, that in no event shall the period extend beyond the expiration of any Option.

As used herein, Pre-tax Net Income is pre-tax net income determined in accordance with generally accepted accounting principles ("GAAP") which, in turn, determines the recognition of revenue and expense for financial reporting purposes. Net Earnings is also to be determined in accordance with GAAP and will be after deduction for the Net Income Bonus provided for in this Agreement and after deduction of income tax expense. The applicable tax rate used to compute income tax expense will be the rate in effect as if GAMC were a stand-alone company.

         3.   Benefits.

         (a) Participation in Retirement and Medical Plans. The Employee shall be entitled to participate in any plan of GAMC relating to pension or other retirement benefits and such medical coverage or reimbursement plans that GAMC may adopt for the benefit of its other employees, generally.

         (b) Employee Benefits; Expenses. GAMC, in its discretion, shall authorize an expense account for all reasonable out-of-pocket expenses which Employee shall incur in connection with his service for GAMC.

         (c) Employee Benefits; Transportation. GAMC will provide Employee with an automobile and pay for the maintenance, repairs, taxes and insurance on the company automobile. In addition, the Employee will be reimbursed by GAMC for oil and gasoline expenses.

         4.  Term.

         The term of this Agreement shall be a period of two years commencing on the Effective Date of this Agreement (the "Effective Date"), subject to earlier termination as provided herein. Beginning on the second anniversary of the Effective Date, and on each second anniversary thereafter, the term of this Agreement shall automatically be extended for a period of two years, provided that GAMC has not given notice in writing to the Employee at least 90 days prior to such anniversary that the term of this Agreement will not be extended further or the Employee has not given written notice at least 90 days prior to such anniversary that he does not wish to renew the Agreement. Reference herein to the term of this Agreement refers to both such initial term and any extended term.

         5.  Loyalty; Noncompetition.

         (a) The Employee shall devote his full time and attention to the performance of his duties under this Agreement. During the term of Employee's employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or inconsistent with the best interests of GAMC or Greater Atlantic Bank.

         (b) Nothing contained in this Paragraph 5 shall be deemed to prevent or limit the right of Employee to invest in the capital stock or other securities of any business dissimilar from that of GAMC, or, solely as a passive or minority investor, in any business.

         6.  Standards.

         The Employee shall perform his duties under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Board of Directors of GAMC (the "Board of Directors").

         7.  Vacation and Sick Leave.

         The Employee shall be entitled to annual vacation and sick leave in accordance with the policies as are periodically established by the Board of Directors for senior management employees of GAMC.

         8.  Termination and Termination Pay.

          Employment of the Employee under this Agreement shall be terminated upon any of the following occurrences:

         (a) The death of the Employee during the term of this Agreement, in which event the

Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which Employee's death shall have occurred, plus compensation provided for under this Agreement for two (2) additional months.

         (b) The Board of Directors may terminate the Employee's employment at any time, but any termination by the Board of Directors, other than termination for Just Cause, shall not prejudice the employees's right to compensation or other benefits provided under the Agreement in accordance with this Section 8. Termination shall be effected by giving the Employee written notice of termination which shall state the date of termination, the grounds for termination, including whether such termination is with or without Just Cause. If the notice fails to state clearly and explicitly that the termination is for Just Cause and fails to specify the grounds for the Just Cause termination, then termination shall be conclusively established as without Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause, but shall be entitled to all compensation or other benefits accrued up until the date of termination.
Termination for "Just Cause" is defined as any of the following acts: (i) material personal dishonesty or breach of fiduciary duty detrimental to the business and affairs of GAMC and which involves personal profit; (ii) willful continuing intentional failure to perform legitimate duties as directed by GAMC policies and procedures, Chairman of the Board or the GAMC Board of Directors;
(iii) willful violation of any law, rule or regulation (other than minor traffic violations or similar violations) or final cease-and-desist order, which violation is materially detrimental to the business and affairs of GAMC or its parent company GAB; (iv) bankruptcy or insolvency; (v) willful conduct or behavior which materially violates applicable governmental rules or regulations relating to the mortgage banking business (including but not limited to rules or regulations of HUD or VA); (vi) any of the specific acts or infractions as set forth in GAMC's Employee Handbook, or GAB's Handbook until one is prepared for GAMC, specified as grounds for termination for cause, and as set forth in any reasonable revisions thereto; or (vii) willful conduct or behavior which is detrimental to the business affairs of GAMC which violates product loan origination practices or Canons of Ethics or Standards of Practice of the Mortgage Bankers Association.

         (c) Except for termination pursuant to Section 9 herein, in the event Employee's employment under this Agreement is terminated by the Board of Directors without Just Cause, GAMC will be obligated to continue to pay the Employee the lesser of the amount of the compensation provided for under this Agreement for the remaining term of the Agreement or the amount of compensation provided for under the Agreement for a period of six months after notice of termination (but in no event for a period less than three months). GAMC will also be obligated to provide the Employee with a continuation of health, life, disability, and other benefits which the Employee would be eligible to participate in for a period not less than three months nor greater than six months based upon the benefit levels substantially equal to those being provided Employee at the date of the notice of termination of employment. The monthly compensation to be paid to the Employee pursuant to this subparagraph (c) shall be determined by obtaining a monthly average of the compensation for the most recent three months prior to the date of any notice of termination without Just Cause.

              In addition to all other compensation to which Employee is entitled, upon termination without Just Cause, Employee will be entitled to the 37,500 Stock Options provided for in the first paragraph of Section 2(D). Employee will be entitled to additional Stock Options in accordance with Section 2(D), depending on the date of termination (as specified in the notice of termination) and the financial performance of GAMC up until the date of termination. If the date of Employee's termination is on or before September 30, 1999, then Employee will be entitled to a pro rata portion of the 15,000 Stock Options referred to in the second paragraph of Section 2(D) in accordance with the following formula:

                           If Net Earnings from October 1, 1998 through the date of termination multiplied by 365 and divided by the number of days from October 1, 1998, through the date of termination is at least $1,625,000, then Employee will be immediately granted Stock Options in the amount of 15,000 multiplied by the number of days from October 1, 1998 through date of termination and divided by 365.

              If the date of Employee's termination is after September 30, 1999, then Employee will be entitled to Stock Options under the second paragraph of
Section 2(D), in accordance with its terms, and will be entitled to a pro rata portion of the 15,000 Stock Options referred to in the third paragraph of
Section 2(D), in accordance with the same pro rata methodology for annualizing Net Earnings for the fiscal year, as set forth above in calculating Stock Options where the date of termination is on or before September 30, 1999.

         (d) It is expressly understood and agreed that the Employee's ability to direct the Mortgage Banking Activities of GAMC is an essential term of his employment and this Agreement. Accordingly, if the Employee's responsibility or authority are materially diminished without cause during the term of his employment by GAMC, such action shall be deemed to be termination of Employee's employment without Just Cause withing the meaning of this Section 8.

         (e) If the  contract is not renewed,  employee  will be entitled to two
(2) months pay after the end date of the contract in accordance with 8c.

         (f) If the Employee is removed and/or permanently prohibited from participating in the conduct of GAMC's affairs pursuant to the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1811 et seq.), all obligations of GAMC under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

         (h) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of Greater Atlantic Bank or GAMC: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of Greater

Atlantic Bank under the authority contained in Section 13 (c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee, approves a supervisory merger to resolve problems related to operation of Greater Atlantic Bank or when Greater Atlantic Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         9.  Change in Control.

         (a) No benefit shall be payable under this Section 9 unless there shall have been a Change in Control of Greater Atlantic Bank (the "Bank"), as set forth below. For purposes of this Agreement, a "Change in Control" of the Bank shall mean an event of a nature that results in a Change in Control of the Bank within the meaning of the Home Owners' Loan Act, as amended, and the rules and regulations promulgated by the Office of Thrift Supervision, as in effect on the date hereof.

         (b) If,  during  the term of this  Agreement,  any event  described  in
Section 9(a) hereof constituting a Change in Control has occurred or the Board has determined that a Change in Control has occurred, Employee shall be entitled to the benefits provided in paragraph (c) of this Section 9 upon his subsequent termination of employment, regardless of whether such termination results from his dismissal or his resignation unless such termination is because of his death, retirement or termination for Just Cause.

         (c) Upon the occurrence of a Change in Control followed by the Employee's termination of employment, GAMC shall pay Employee, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, the amount due Employee under this Agreement for the month in which such termination occurs, plus a sum equal to the greater of the compensation due under section 8(c) of the Agreement or three (3) times the average of the Base Salary, excluding bonuses and all other forms of compensation, paid or to be paid to the Employee during the preceding three (3) years. At the election of the Employee, which election is to be made within thirty (30) days of the date of termination, such payment may be made in a lump sum or paid in equal monthly installments during the thirty-six (36) months following the Employee's termination. In the event that no election is made, payment to the Employee will be made on a monthly basis during the remaining term of the Agreement.

         10. Suspension of Employment.

         If the Employee is suspended and/or temporarily prohibited from participating in the conduct of GAMC's affairs by a notice served under the FDIA, GAMC's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, GAMC shall, (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate any of its obligations which were suspended.

         11. Disability.

         If the Employee shall become disabled or incapacitated to the extend that he is unable to perform his duties hereunder, by reason of a medically determinable physical or mental impairment, as determined by a doctor engaged by the Board of Directors, Employee shall nevertheless continue to receive compensation and benefits which may be payable to Employee under the provisions of disability insurance coverage in effect for GAMC employees. Upon returning to active full-time employment, the Employee's full compensation as set forth in this Agreement shall be reinstated as of the date of commencement of such activities. In the event that the Employee returns to active employment on other than a full-time basis, then his compensation (as set forth in Paragraph 2 of this Agreement) shall be reduced in proportion to the time spent in said employment, or as shall otherwise be agreed to by the parties.

         12. Arbitration.

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Employee within fifty
(50) miles from the location of the GAMC, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Employee shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         In the event any dispute or controversy arising under or in connection with Employee's termination is resolved in favor of the Employee, whether by judgment, arbitration or settlement, Employee shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Employee under this Agreement.

         13. Successors and Assigns.

         (a) Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of GAMC which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of GAMC. GAMC may, at its option, assign this Agreement to a subsidiary or affiliate of GAMC.

         (b) Since GAMC is contracting for the unique personal skills of the Employee, the Employee is precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of GAMC.

         14. Applicable Law.

         This agreement shall be governed by all respects whether as to validity, construction, capacity, performance or otherwise by the laws of the Commonwealth of Virginia, except to the extent that Federal law shall be deemed to apply.

         15. Severability.

         The provisions of the Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         16. Entire Agreement.

         This Agreement together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and first herein above written.

                                                     GREATER ATLANTIC MORTGAGE

                                                              CORPORATION

ATTEST:                                           BY: /s/ Carroll E. Amos
                                                     -----------------------
/s/ Martha La Chance                                      Chairman of the Board
--------------------------
Secretary

WITNESS:

/s/ Carroll E. Amos                                     /s/ T. Mark Stamm
---------------------------                             -----------------------
                                                        T. Mark Stamm

                      GREATER ATLANTIC MORTGAGE CORPORATION

                                    EXHIBIT A
                                    QUARTERLY
                       CALCULATION ADJUSTED NET INCOME AND
                                NET INCOME BONUS

                                                                                                  YEAR TO DATE
                                                                                                  ------------

Net income before taxes and bonus                                                                 $

Add:

Depreciation of GAMC automobile (Current transaction only)
                                                                                                    ------------

Sub-total

Less:

Charge for recourse loan sales (1):
-----------------------------------

Required Capital to be held for recourse
         Loan Sales (Exhibit D)                      $

Cost of Capital (GAB Average cost of

         Funds for the most recent quarter + 2.00%)
                                                       ------------                               ------------

ADJUSTED NET INCOME BEFORE
         BONUS AND TAXES                                                                          $

Bonus Percent                                                                                         30.00%
                                                                                                  ------------
Net Income Bonus                                                                                  $
                                                                                                  ------------




------------------
         (1) This calculation will change quarterly. The required capital as computed in accordance with Exhibit D at the end of a quarter (i.e., 9/30/98) will be used in the net income bonus calculation for the subsequent quarter (i.e., 10/1/98 to 12/31/98).

                      GREATER ATLANTIC MORTGAGE CORPORATION

                                    EXHIBIT B
                        ACCOUNTING FOR THE SALE OF LOANS
                            AND LOAN SERVICING RIGHTS
                            TO GREATER ATLANTIC BANK

During the ordinary course of business, Greater Atlantic Mortgage Corporation ("GAMC") will sell loans and servicing rights to Greater Atlantic Bank ("GAB"). Generally accepted accounting principles ("GAAP") are used in preparing the financial statements for GAMC. Since GAMC is a subsidiary of Greater Atlantic Bank and not an independent mortgage banking company, certain revenues cannot be recognized by GAMC. In order for GAMC earnings to properly reflect direct income and expense, the sale of loans and servicing rights to Greater Atlantic Bank need to be accounted for differently.

Following is the accounting for the sale of loans and servicing rights to Greater Atlantic Bank:

                  SALE OF LOAN SERVICING RIGHTS: Any servicing released premium received by GAMC that is in excess of what GAB can recognize on its books as a premium for the acquisition of servicing is to be deferred on the books of GAMC and amortized over the estimated life of the servicing. Should the premium carried on the books of the Bank require a write down due to a decrease in value, such write down in valuation will have no impact of the financial statements of GAMC.

                  SALE OF LOANS: Any gain on sale of loans arising from the sale of loans to Greater Atlantic Bank that is in excess of the origination cost of that loan will be deferred and amortized into the income of GAMC over the life of the loan in accordance with GAAP.

Should the employee be terminated, any net income bonus due for any deferred fees or servicing release premiums will be paid to the employee on the date of termination at the net income bonus rate applicable when the loan or servicing was sold to Greater Atlantic Bank.

                      GREATER ATLANTIC MORTGAGE CORPORATION

                                    EXHIBIT C
                            EXPENSE REIMBURSEMENT DUE
                              GREATER ATLANTIC BANK

While net income of GAMC reflects all income and expenses directly generated by GAMC there are certain expenses incurred by Greater Atlantic Bank (the "Bank") that are reimbursable by GAMC because the combined payment for such expenses would be less than if paid individually.

Following are those expenses directly related to GAMC that are reimbursable to the Bank:

         o Monthly charge of $2,200 for Bank accounting personnel used in the review and preparation of GAMC's financial statements or such other amount as agreed to between the parties.

         o Twenty percent (20%) of the annual audit fee and tax return preparation charges.

         o All required insurance policies whether directly identified (such as hospitalization, life insurance, etc.,) or allocated based on a reasonable allocation percentage obtained from the carrier (such as fidelity bonds, errors and omissions, etc.)

         o Other cost or expenses that can be directly related to operating GAMC. The primary guiding principle will be "...did GAMC benefit from the cost or expense incurred?"

All reimbursements will be based on cost (no profit factor added) and, in the case of reimbursement for personnel cost, an 18% benefit factor will be applied.

                         GREATER ATLANTIC MORTGAGE CORP.

                                    EXHIBIT D
                               RECOURSE AGREEMENTS


        INVESTOR                BRIEF DESCRIPTION                   PRACTICAL                 AMOUNT       TFR
                                   OF RECOURSE                     APPLICATION                             LINE
                                                                                                          NUMBER

Chase Manhattan          The greater of $700,000 or      $1,400,000 or 10%
                         10% of loans sold in any        whichever is greater.                 $1,400,000 CCR 450
                         calendar quarter.                                                             $0 CCR 480
Countrywide              If 1st payment is greater       Loans closed in the prior
                         than 30 days late and loan      two months plus any loans
                         becomes greater than 90         that are 1st payment
                         days delinquent in the first    delinquent, until 90 day              $7,798,590 CCR 450
                         year.                           delinquency clock runs out.             $866,510 CCR 480
First Plus               If 1st payment is greater       Loans closed in the prior
                         than 30 days late.              two months plus any loans
                                                         that are 1st payment
                                                         delinquent, until 90 day
                                                         delinquency clock runs out.             $487,500 CCR 480
Norwest                  The greater of $700,000 or      $1,400,000 of 10%
                         10% of loans sold in any        whichever is greater.
                         calendar quarter.                                                     $1,281,000 CCR 450
                                                                                                 $119,000 CCR 480
                                                                                         ----------------

                                                                                              $10,967,090 CCR 450
                                                                                                 $985,510 CCR 480

                                                                                              $10,552,600 CCR 460

                                                         10,967,090 x 20% x 10% =                $219,342

                                                         985,510 x 50% x 10% =                    $49,275

                                                         Required Capital for
                                                         Recourse Loan Sales                     $268,617
                                                                                         ================

                        GREATER ATLANTIC FINANCIAL CORP.
                       1997 STOCK OPTION AND WARRANT PLAN
                      NON-STATUTORY STOCK OPTION AGREEMENT

NAME OF RECIPIENT:                     T. Mark Stamm

NUMBER OF SHARES
SUBJECT TO THIS OPTION:                37,5000 shares

EXERCISE PRICE:                        $5.58

TERM OF OPTION:              This Non-statutory  Stock Option expires on October
                             29,  2008.  (The term of this  Non-statutory  Stock
                             Option shall not exceed 10 years commencing on the Date of Grant).

PAYMENT OF EXERCISE  PRICE:  The  Exercise  Price may be paid in cash or Greater
                             Atlantic Financial Corp. common stock ("Common Stock") having a Fair Market Value on the exercise date equal to the total Exercise Price or any combination of cash or Common Stock, including a cashless exercise with a qualifying broker-dealer.

DATE OF GRANT:               October 29, 1998

VESTING SCHEDULE:            This  Non-statutory  Stock Option vests immediately
                             on the date of grant.

VOTING: The Recipient shall have no rights as a shareholder with respect to any shares of Common Stock covered by this Non-statutory Stock Option until the date of issuance of a stock certificate for the Common Stock acquired by this Non-statutory Stock Option.

DISTRIBUTION:                Shares   of   Common   Stock    subject   to   this
                             Non-statutory Stock Option will be distributed as soon as practicable upon exercise. Distributions pursuant to associated rights will be made under the terms of the Plan.

DESIGNATION OF
BENEFICIARY:                 A  Beneficiary  may be  designated  in  writing  to
                             receive,  in the event of death,  any Common  Stock
                             the   Recipient   is   entitled   to   under   this
                             Non-statutory Stock Option Agreement.

EFFECT OF TERMINATION OF
EMPLOYMENT OR SERVICE
BECAUSE OF:

         (A)    DEATH OR DISABILITY:  All  Non-statutory  Stock  Options  become
                                      immediately    exercisable    and   remain
                                      exercisable for a period of one (1) year following termination of employment or service.

         (B)    CAUSE:                All  rights  under   Non-statutory   Stock
                                      Options shall expire immediately upon the effective date of Termination for Cause.

         (C)    RETIREMENT:           Non-statutory   Stock   Options  that  are
                                      immediately exercisable by the Recipient at the date of Retirement may be exercised and such Options shall remain exercisable for a period of one (1) year following
                                      Retirement; provided, however, that, if the Recipient is immediately engaged by Greater Atlantic Financial Corp. or an
                                      Affiliate as a consultant or advisor, any unexercisable Non-statutory Stock Options shall become exercisable in accordance with this Agreement during the period the Recipient is engaged by Greater Atlantic
                                      Financial Corp. or an Affiliate as a consultant. Notwithstanding the foregoing provision, in no event shall any Option extend beyond its original term.

         (E)    OTHER REASONS:        All  Non-statutory  Stock Options that are
                                      immediately  exercisable  by the Recipient
                                      at  the   date  of   termination   may  be
                                      exercised and such Options shall remain exercisable only for a period of five (5) years following termination of employment or service; provided, however, that in no event shall the period extend beyond the expiration of any Option.

NON-TRANSFERABILITY:                  Non-statutory  Stock  Options shall not be
                                      transferred,  assigned,  hypothecated,  or
                                      disposed of in any manner by the Recipient
                                      other   than  by  will  or  the   laws  of
                                      intestate    succession.    However,   the
                                      Recipient  may petition  the  Committee to
                                      permit  transfer  or  assignment  of  this
                                      Non-statutory   Stock   Option   if   such
                                      transfer   or   assignment   is,   in  the
                                      Committee's sole determination, for valid estate planning purposes and permitted under the Internal Revenue Code of 1986, as amended and the Securities Exchange Act of 1934, as amended.

TAX WITHHOLDING:                      This  Non-statutory  Stock Option Award is
                                      subject to tax withholding to the extent required by any governmental authority. The Recipient is responsible, for any required withholding applicable to any Non-statutory Stock Option which has been transferred pursuant to the terms of the Plan, unless otherwise inconsistent with current law.

MODIFICATION AND WAIVER:              This Non-statutory  Stock Option Agreement
                                      may be amended or modified,  prospectively
                                      or retroactively;  provided, however, that
                                      no such  amendment  or  modification  will
                                      adversely   affect   the   rights  of  the
                                      Recipient under this agreement without his
                                      or her written consent. This Non-statutory
                                      Stock  Option  Agreement is subject to the
                                      terms  and   conditions   of  the  Greater
                                      Atlantic Financial Corp. 1998 Stock Option and Warrant Plan (the "Plan"). Neither the
                                      Plan nor this Agreement create any right on the part of any employee to continue in the employ or service of Greater Atlantic
                                      Financial Corp. or any Affiliates thereof.
                                      All capitalized terms herein shall have the same meaning as those contained in the Plan.

         The Recipient hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors, or the Committee thereof, in response of the Plan and this Non-statutory Stock Option Agreement are final and conclusive.

         IN WITNESS WHEREOF, Greater Atlantic Financial Corp. has caused this Non-statutory Stock Option Agreement to be executed, and said Recipient has hereunto set his hand, as of the 29th day of October, 1998.

                                         GREATER ATLANTIC FINANCIAL CORP.

                                         Board of Directors

                                         By:
                                            -----------------------------------
                                            William Calomiris, Chairman

                                         RECIPIENT


                                         ---------------------------------------
                                            T. Mark Stamm